Exhibit 3.2

                            AMENDED AND RESTATED

                                   BYLAWS

                                     OF

                                ZiLOG, INC.
                          a Delaware corporation,
                   (hereinafter called the "Corporation")


                                 ARTICLE I
                                  OFFICES

         Section 1.1 Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 1.2 Other Offices. The Corporation may additionally have offices at such other places, both within and without the State of Delaware, as the Board of Directors from time to time may determine or the business of the Corporation may require.

                                ARTICLE II
                          MEETINGS OF STOCKHOLDERS

         Section 2.1 Annual Meeting. An annual meeting of the stockholders shall be held for the purpose of electing directors and conducting such other business as may properly be brought before the meeting. The date, time and place, within or without the State of Delaware, of the annual meeting shall be determined by resolution of the Board of Directors.

         Section 2.2 Special Meetings. Special meetings of the stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings may be called only by the Board of Directors, pursuant to a resolution adopted by (i) the affirmative vote of the majority of the total number of directors then in office, (ii) by the chief executive officer of the Corporation, or (iii) the written request of stockholders holding at least twenty-five percent (25%) of the issued and outstanding capital stock entitled to vote. Such request shall state the purpose or purposes of the proposed special meeting. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice.

         Section 2.3 Notices. Written or printed notice of every annual or special meeting of the stockholders, stating the place, date, time and, in the case of special meetings, the purpose or purposes of such meeting shall be given to each stockholder entitled to vote at such meeting not less than 10, nor more than 60, days before the date of the meeting. Written notice shall include, but not be limited to, notice by "electronic transmission" as defined in Section 232 of the Delaware General Corporate Law. All such notices shall be delivered by or at the direction of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the Corporation, with postage prepaid.

         Section 2.4 Stockholder Lists. The officer having charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, specifying the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 2.5 Quorum and Adjournments. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders except as otherwise provided by statute or by the Corporation's certificate of incorporation (as the same may be amended from time to time, the "Certificate of Incorporation"). A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If a quorum is not present, the holders of the shares present in person or represented by proxy at the meeting, and entitled to vote thereat, shall have the power, by affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another time and/or place. Unless the adjournment is for more than 30 days or unless a new record date is set for the reconvened meeting, no notice of the reconvened meeting need be given to any stockholder, provided that the time and place of the reconvened meeting are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of the reconvened meeting shall be given to each stockholder of record entitled to vote at the meeting. At the reconvened meeting, the Corporation may transact any business which might have been transacted at the original meeting.

         Section 2.6 Majority. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of an applicable statute or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 2.7 Voting. Every stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, except that no proxy shall be voted on after three years from its date, unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Voting at meetings of stockholders need not be by written ballot.

         Section 2.8 No Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

         Section 2.9 Record Date of Stockholders. The Board of Directors is authorized to fix a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders or for the purpose of any other lawful action. No record date shall precede the date upon which the resolution fixing the record date is adopted, and such date shall not be more than 60 nor less than 10 days before the date of such meeting or before such action. If no record date is fixed by the Board of Directors for determining stockholders entitled to notice of or to vote at a meeting of stockholders, such record date shall be at the close of business on the next day preceding the day on which notice is given, or, if notice is waived, at the close of business on the next day preceding the day on which the meeting is held; provided, however, that the Board of Directors may fix a new record date for any adjourned meeting. If no record date is fixed by the Board of Directors for determining stockholders for the purpose of any other lawful action, such record date shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         Section 2.10 Conduct of Meeting. The Chairman of the Board or, in his or her absence, the Chief Executive Officer, the President, any Executive Vice President or any Vice President designated by the Chairman of the Board, shall preside at all annual or special meetings of stockholders. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to, rules respecting the time allotted to stockholders to speak, governing all aspects of the conduct of such meetings.

         Section 2.11 Nature of Business at Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.11 and on the record date for the determination of stockholders entitled to vote at such annual meeting and
(ii) who complies with the notice procedures set forth in this Section
2.11.

         In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

         To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

         To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

         No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.11; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.11 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of the Board of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman of the Board shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

         Section 2.12 Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors may appoint any person(s), other than nominees for office, inspector of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the Chief Executive Officer or the President may, and on the request of any stockholder or his proxy, shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more stockholders or proxies, the majority of shares present shall determine whether one or three inspectors shall be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting, by the Chief Executive Officer or the President. The duty of such inspector shall include the following: (a) determining the number of shares outstanding and the voting power of each; (b) the shares represented at the meeting, the existence of a quorum and the authenticity and effect of proxies; (c) receiving votes, ballots or consents; (d) hearing and determining all challenges and questions in any way arising in connection with the right to vote; (e) counting and tabulating all votes or consents; (f) determining the results; and (g) such other acts as may be proper to conduct the election or vote with fairness to all stockholders.

                                ARTICLE III
                                 DIRECTORS

         Section 3.1 Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or to be done by the stockholders.

         Section 3.2 Number and Term of Office. The number of directors of the Corporation shall be determined from time to time by resolution of the stockholders. The Board of Directors shall consist of five members unless the Certificate of Incorporation is properly amended to provide for a different number of directors. Directors need not be stockholders.

         Section 3.3 Vacancies. A vacancy or vacancies in the Board of Directors shall be deemed to exist in the case of death, incapacity, resignation or removal of any director for cause, or if the authorized number of directors be increased or decreased. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be apportioned among the classes as to make all classes as nearly equal in number as practicable. The nomination committee designated in the Certificate of Incorporation shall appoint directors to fill such vacancies as set forth in the Certificate of Incorporation. The director so appointed will serve as director until a majority of the stockholders vote to accept or reject such nomination at the Corporation's next annual meeting. Upon election by the stockholders, the successor director shall serve for the remainder of the former director's term.

         If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the nomination committee shall have the exclusive power to elect a successor to take office when the resignation is to become effective. If there are no members of the nomination committee in office, then an election of directors may be held in the manner provided by statute.

         Section 3.4 Annual Meetings. The annual meeting of each newly elected Board of Directors shall be held at such time and place as is specified by the stockholders at the meeting at which the directors were elected. If no such time and place is specified by the stockholders, the Chief Executive Officer or the President shall specify such time and place and give at least 48 hours' notice thereof to each newly elected director.

         Section 3.5 Regular Meetings. Regular meetings, other than the annual meeting, of the Board of Directors shall be held at such times and places within or without the State of Delaware as shall be determined, from time to time, by resolution of the Board of Directors.

         Section 3.6 Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer, the President, any Executive Vice President, any Vice President or the Secretary, and shall be called by the Chief Executive Officer or the President upon the express written request of any two directors, on at least 48 hours' prior notice to each director or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances, and shall be held at such time and place within or without the State of Delaware as shall be specified in such notice.

         Section 3.7 Notice. Whenever notice of a meeting of the Board of Directors is required, such notice may be given personally, by telephone, by mail, by facsimile transmission, telex, telegraph, cable or similar instrumentality or electronic transmission to such director's residence or usual place of business.

         Section 3.8 Quorum and Majority. At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise provided in the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 3.9 Telephonic Meeting. Members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this
Section 3.10 shall constitute presence in person at such meeting.

         Section 3.10 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require the same, except as limited by Delaware General Corporation Law. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the Board of Directors designating such committee, these Bylaws or the Certificate of Incorporation, but in all cases, the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. The director designated by the informal committee of bondholders and the director who is also the Chief Executive Officer of the Corporation shall be members of each committee unless they decline to serve.

         Such committees shall include, without necessity of a resolution of the Board of Directors and subject to the Certificate of Incorporation, a nominating committee that shall recommend candidates for nomination to the Board of Directors and appoint directors to fill vacancies pursuant to
Section 3.4 of these Bylaws.

         Section 3.11 Action Taken Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

         Section 3.12 Compensation of Directors. The Board of Directors, by resolution adopted by a majority of the whole Board, may establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees designated by the Board of Directors may be allowed like compensation for their services to the Corporation.

         Section 3.13 Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         Section 3.14 Organization. At each meeting of the Board of Directors, the Chairman of the Board of Directors, or, in his or her absence, a director chosen by a majority of the directors present, shall act as Chairman. The Secretary of the Corporation shall act as Secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of Secretary at such meeting, and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.

         Section 3.15 Resignations and Removals of Directors. Any director of the Corporation may resign at any time, by giving written notice to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by law, unless otherwise provided in the Certificate of Incorporation, and subject to the rights, if any, of the holders of preferred stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors.

                                ARTICLE IV
                                  OFFICERS

         Section 4.1 Officers and Elections. The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a Chairman of the Board, a Chief Executive Officer, a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Chief Financial Officer (who shall also be deemed to be the Treasurer), a Secretary and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may leave unfilled for any period as it may deem necessary or advisable any office except the offices of Chief Executive Officer, President, Chief Financial Officer and Secretary.

         Section 4.2 Removal. Subject to the rights, if any, of an officer under any contract of employment, any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time, with or without cause.

         Section 4.3 Resignation. Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contracts to which the officer is a party.

         Section 4.4 Terms of Office and Vacancies. The officers of the Corporation shall hold office until their successors are duly elected and qualified, or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation, by death, resignation or otherwise, shall be filled by the Board of Directors.

         Section 4.5 Salaries. Salaries of all officers shall be fixed by resolution of the Board of Directors.

         Section 4.6 Chairman of the Board. The Chairman of the Board shall, when present, preside at all meetings of the stockholders and of the Board of Directors and, subject to these Bylaws, shall exercise such other powers and shall perform such other duties as may from time to time be prescribed by the Board of Directors.

         Section 4.7 Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 4.8 President. At the request of the Chairman of the Board or the Chief Executive Officer, or in the absence of the Chief Executive Officer or in the event of his or her inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all powers of and be subject to all restrictions upon the Chief Executive Officer. The President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 4.9 Executive Vice President. At the request of the Chairman of the Board or the Chief Executive Officer, or in the absence of Chief Executive Officer or the President, or in the event of the inability or refusal of the Chief Executive Officer or President to act, the Executive Vice President or the Executive Vice Presidents if there be more than one (in the order determined by the Board of Directors or if there be no such determination, then in the order of their election) shall perform the duties of Chief Executive Officer or the President, and when so acting, shall have all powers of and be subject to all the restrictions upon Chief Executive Officer or the President, as the case may be. Each Executive Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 4.10 Vice President. At the request of the Chairman of the Board, the Chief Executive Officer or the President, or in the absence of the President or in the event of his or her inability or refusal to act if there are no Executive Vice Presidents, the Vice President or the Vice Presidents if there be more than one (in the order determined by the Board of Directors or if there be no such determination, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all powers of and be subject to all the restrictions upon the President. Each Vice President shall have such other powers as the Board of Directors may from time to time prescribe and shall perform such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the Chief Executive Officer or the President.

         Section 4.11 Chief Financial Officer. The Chief Financial Officer shall be the treasurer of the Corporation and shall have the custody of the Corporation's funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer may disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of transactions and of the financial condition of the Corporation. The Chief Financial Officer shall perform such duties and have such powers as the Board of Directors may from time to time prescribe and shall perform such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the Chief Executive Officer or the President.

         Section 4.12 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book or books to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or the Assistant Secretary or any Assistant Secretary, if there be more than one, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Secretary shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe and shall perform such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the Chief Executive Officer or the President. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

         Section 4.13 Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe and shall perform such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer.

         Section 4.14 Assistant Secretary. The Assistant Secretary, or, if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors (or, if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe and shall perform such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary.

         Section 4.15 Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                 ARTICLE V
       EXECUTION OF CORPORATE INSTRUMENTS, RATIFICATION OF CONTRACTS,
               AND VOTING OF SHARES OWNED BY THE CORPORATION

         Section 5.1 Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or documents, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the Corporation. Unless otherwise specifically determined by the Board of Directors:

               (a) formal contracts of the Corporation, promissory notes, deeds of trust, mortgages, and other evidences of indebtedness of the Corporation, and other corporate instruments or documents requiring the corporate seal (except for share certificates issued by the Corporation), and share certificates owned by the Corporation, shall be executed, signed, or endorsed by two individuals that shall be the Chairman of the Board, the Chief Executive Officer, the President or any Executive Vice President and by any Vice President, the Chief Financial Officer, the Secretary, any Assistant Treasurer or any Assistant Secretary, unless otherwise directed by the Board of Directors;

               (b) checks drawn on banks or other depositories on funds to the credit of the Corporation, or in special accounts of the Corporation, shall be executed, signed, or endorsed by, the Chief Executive Officer, the President, any Executive Vice President, any Vice President, the Chief Financial Officer, the Secretary, any Assistant Treasurer or any Assistant Secretary, unless otherwise directed by the Board of Directors; and

               (c) dividend warrants, drafts, insurance policies, and all other instruments and documents requiring the corporate signature, but not requiring the corporate seal, shall be executed or signed by the Chief Executive Officer, the President, any Executive Vice President, any Vice President, the Chief Financial Officer, the Secretary, any Assistant Treasurer or any Assistant Secretary, unless otherwise directed by the Board of Directors.

         Section 5.2 Ratification by Stockholders. The Board of Directors may, in its discretion, submit any contract or act for approval or ratification by the stockholders at any special meeting of stockholders called for that purpose or at any annual meeting. Any contract or act which shall be approved or ratified by the holders of a majority of the voting power of the Corporation represented at such meeting shall be as valid and binding upon the Corporation as though approved or ratified by each and every stockholder of the Corporation, unless a greater vote is required by law or the Certificate of Incorporation for such purpose.

         Section 5.3 Voting of Shares Owned by the Corporation. All shares of other corporations owned or held by the Corporation for itself or for other parties in any capacity shall be voted, and all proxies with respect thereto shall be executed, by the person authorized to do so by resolution of the Board of Directors or, in the absence of such authorization, by the Chief Executive Officer, the President, any Executive Vice President, any Vice President, the Chief Financial Officer, the Secretary, any Assistant Treasurer, or any Assistant Secretary.

                                ARTICLE VI
                           CERTIFICATES OF STOCK

         Section 6.1 Entitlement. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation, by the Chairman of the Board, the President, any Executive Vice President or any Vice President, and by the Chief Financial Officer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation, representing the number of shares owned by such stockholder in the Corporation.

         Section 6.2 Facsimile Signatures. Any signature on the certificate may be facsimile, other than the counter-signature (a) of a transfer agent other than the Corporation or its employee, or (b) of a registrar other than the Corporation or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 6.3 Lost Certificates. The Board of Directors may direct a new certificate of stock or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give to the Corporation or its transfer agent a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 6.4 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 6.5 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of the shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                ARTICLE VII
                             GENERAL PROVISIONS

         Section 7.1 Dividends. Subject to the requirements of the Delaware General Corporation Law and the provisions of the Certificate of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of the capital stock of the Corporation.

         Section 7.2 Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other proper purpose, and the Board of Directors may modify or abolish any such reserve.

         Section 7.3 Corporate Seal. The corporate seal shall be prescribed by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 7.4 Fiscal Year. The fiscal year of the Corporation shall be determined from time to time by resolution of the Board of Directors but shall initially end on December 31 of each year.

         Section 7.5 Waiver of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. The presence of any person at any meeting, either in person or by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 7.6 Registrars and Transfer Agents. The Board of Directors may appoint one or more registrars of transfer, which shall be incorporated banks or trust companies, either domestic or foreign, and one or more transfer agents or transfer clerks, who shall be appointed at such times and places as the Board of Directors shall determine.

                               ARTICLE VIII
                              INDEMNIFICATION

         Section 8.1 Power to Indemnify in Actions, Suits or Proceedings Other than Those by or in the Right of the Corporation. Subject to Section
8.3 below, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         Section 8.2 Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 8.3 below, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 8.3 Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 8.1 or Section 8.2 above, as the case may be. Such determination shall be made (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

         Section 8.4 Good Faith Defined. For purposes of any determination under Section 8.3 above, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if such person's action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 8.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 8.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section
8.1 or 8.2, as the case may be.

         Section 8.5 Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 8.3, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 8.1 and
8.2. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 8.1 or 8.2, as the case may be. Neither a contrary determination in the specific case under Section 8.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 8.5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

         Section 8.6 Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

         Section 8.7 Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 8.1 and 8.2 shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in
Section 8.1 or 8.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the Delaware General Corporation Law, or otherwise.

         Section 8.8 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII. The Corporation shall maintain the directors' and officers' liability insurance policy in effect as of January 28, 2002, or shall purchase and maintain a comparable policy, until the expiration of the statute of limitations with respect to any possible claim regarding matters that arose before the effective date of these Amended and Restated Bylaws.

         Section 8.9 Certain Definitions. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this
Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this
Article VIII.

         Section 8.10 Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 8.11 Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 8.5), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

         Section 8.12 Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

                                ARTICLE IX
                                 AMENDMENTS

         Section 9.1 Amendments. These Bylaws may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted by the stockholders or by the Board of Directors as provided by the Certificate of Incorporation.


                          CERTIFICATE OF SECRETARY

         The undersigned hereby makes, executes and acknowledges these Amended and Restated Bylaws and certifies, on behalf of the Corporation, that these Amended and Restated Bylaws was ordered effective on May 13, 2002 (the "Effective Date") by the United States Bankruptcy Court for the Northern District of California on April 30, 2002 (the "Confirmation Date"), having jurisdiction over the reorganization proceeding In re ZiLOG, Inc. and ZiLOG MOD III, Inc., Case Nos. 02-51143 MM and 02-51144 MM, pursuant to 28 U.S.C. ss.1334.



Date: May 13, 2002

                                ZILOG, INC.


                                By: /s/  Daniel M. Jochnowitz
                                    -------------------------------------
                                Name:  Daniel M. Jochnowitz
                                Title: Vice President, General Counsel
                                       and Secretary